Oppenheimer LifeSpan Growth Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 1 year which are as follows:

Distribution   Amount From              Amount From
Reinvestment   Investment               Long or Short-Term  Reinvestment
(Ex)Date       Income              Capital Gains       Price

Class A Shares
   06/27/95          0.0517000      0.0000000           10.300
   12/28/95          0.1189261      0.2326600           11.340
   06/18/96          0.0900000      0.0399000               12.450

Class B Shares
   12/28/95          0.0308857      0.2326600           11.410
   06/18/96          0.0610000      0.0399000           12.520

Class C Shares
   06/18/96          0.0870000      0.0399000           12.450


1. Average Annual Total Returns for the Periods Ended 10/31/96:

   The formula for calculating average annual total return is as follows:

            1                         ERV n
   --------------- = n (-)- - 1 = average annual total return
   number of years                     P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

   One Year                          Inception

   $1,124.38 1                       $1,261.10 .6667
 (---------) - 1 = 12.44%           (---------)   - 1 = 16.73%
     $1,000                            $1,000


Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

   One Year                          Inception

   $1,134.89 1                       $1,145.94 .9254
 (---------) - 1 = 13.49%           (---------)   - 1 = 14.59%
     $1,000                            $1,000
Oppenheimer LifeSpan Growth Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 10/31/96
(Continued):

Examples at NAV:

Class A Shares

   One Year                          Inception

   $1,1192.99 1                      $1,3338.05 .6667
 (---------) - 1 = 19.30%           (---------)   - 1 = 21.43%
     $1,000                            $1,000



Class B Shares

   One Year                          Inception

   $1,184.89 1                       $1,185.95 .9254
 (---------) - 1 = 18.49%           (---------)   - 1 = 17.10%
     $1,000                            $1,000



2.  Cumulative Total Returns for the Periods Ended 10/31/96:

     The formula for calculating cumulative total return is as follows:

      ERV - P
      ------- = Cumulative Total Return
         P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

   One Year                         Inception

   $1,124.38 - $1,000                               $1,261.10 -
$1,000
   ------------------  = 12.44%     ------------------  = 26.11%
         $1,000                           $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

   One Year                         Inception

   $1,134.89 - $1,000               $1,145.94 - $1,000
   ------------------  = 13.49%     ------------------  = 14.59%
         $1,000                           $1,000


Oppenheimer LifeSpan Growth Fund
Page 3


2.  Cumulative Total Returns for the Periods Ended 10/31/96
(Continued):

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

   Inception

   $1,020.41 - $1,000
   ------------------  =  2.04%
         $1,000



Examples at NAV:

Class A Shares

   One Year                         Inception

   $1,192.99 - $1,000               $1,338.05 - $1,000
   ------------------  = 19.30%     ------------------  = 33.81%
         $1,000                           $1,000



Class B Shares

   One Year                         Inception

   $1,184.89 - $1,000               $1,185.95 - $1,000
   ------------------  = 18.49%     ------------------  = 18.60%
         $1,000                           $1,000



Class C Shares

   Inception

   $1,030.41 - $1,000
   ------------------  =  3.04%
         $1,000